SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ______)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
      [ ] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [X] Soliciting Material Pursuant to Rule 14a-12

                        BINDLEY WESTERN INDUSTRIES, INC.

                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:


      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

                       INFORMATION CONCERNING PARTICIPANTS


Bindley Western Industries, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and Cardinal Health, Inc. The participants in this solicitation may include the directors of the Company: William E. Bindley, Robert L. Koch II, James K. Risk III, K. Clay Smith, J. Timothy McGinley, Michael D. McCormick, William F. Bindley II, Thomas J. Salentine, Keith W. Burks, Seth B. Harris and Carolyn Y. Woo; as well as the following executive officers of the Company: William E. Bindley, Chairman of the Board, Chief Executive Officer and President; Michael
D. McCormick, Executive Vice President, General Counsel and Secretary; Thomas J. Salentine, Executive Vice President and Chief Financial Officer; and Keith W. Burks, Executive Vice President. As of the date of this communication, William
E. Bindley beneficially owns 17.2% of the Company's outstanding common stock and none of the other foregoing participants individually beneficially owns in excess of 1% of the Company's outstanding common stock. The directors and executive officers of the Company beneficially own in the aggregate approximately 19.5% of the Company's outstanding common stock. In addition, William E. Bindley, Michael D. McCormick, Thomas J. Salentine and Keith W. Burks entered into agreements with the Company and Cardinal concerning employment, compensation and noncompetition matters. Additional information about the directors and executive officers of the Company is included in the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders filed with the SEC on March 30, 2000, and will be included in a proxy statement/prospectus and other relevant documents concerning the proposed transaction to be filed by the Company and Cardinal with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Bindley Western Industries, Inc. will be available free of charge by contacting Bindley Western Industries, Inc., Investor Relations, 8909 Purdue Road, Indianapolis, Indiana 46268, (317) 704-4000.

            INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

            The following is a press release issued by the Company and Cardinal Health, Inc. on December 4, 2000:

[CARDINAL HEALTH LOGO]

NEWS RELEASE                                                 7000 Cardinal Place
                                                             Dublin, OH 43017

                                                                www.cardinal.com

                                                           FOR IMMEDIATE RELEASE




CARDINAL HEALTH
Media Contact:      Geoffrey D. Fenton, 614-757-7871
Investor Contact:   Stephen T. Fischbach, 614-757-7067

BINDLEY WESTERN
Media/Investor:     Paul Blair, 317-704-4305


                CARDINAL HEALTH AND BINDLEY WESTERN INDUSTRIES
                          AGREE TO $2.1 BILLION MERGER

          TRANSACTION EXPECTED TO BE ACCRETIVE IMMEDIATELY AND WILL ENHANCE SERVICE AND EFFICIENCY IN PHARMACEUTICAL DISTRIBUTION


DUBLIN, OHIO AND INDIANAPOLIS, DECEMBER 4, 2000 - Cardinal Health, Inc. (NYSE:
CAH), a leading provider of products and services supporting the health-care industry, and Bindley Western Industries, Inc. (NYSE: BDY), a wholesale distributor of pharmaceuticals and provider of nuclear pharmacy services, announced today that Bindley Western has agreed to merge with Cardinal Health in a stock-for-stock transaction valued at approximately $2.1 billion.

Terms of the definitive agreement call for Bindley Western shareholders to receive a fixed exchange of 0.4275 Cardinal Health common shares for each outstanding share of Bindley Western, with Cardinal Health issuing approximately
16.8 million shares on a fully diluted basis. The transaction will include the assumption of Bindley Western's debt and is intended to be accounted for as a pooling of interests for financial reporting purposes and to be tax-free to the holders of Bindley Western common stock. Bindley Western's average debt for the 12 months ended September 30, 2000 totaled approximately $430 million. In connection with the transaction, Bindley Western has agreed to issue to Cardinal Health a stock option exercisable under certain circumstances for newly issued shares equal to 19.9 percent of Bindley Western's currently outstanding common shares.

CARDINAL HEALTH, BINDLEY WESTERN
PAGE 2

                                    --more--
The merger is expected to close in the first half of calendar 2001, subject to regulatory clearances, approval by Bindley Western shareholders, and other customary conditions. Four senior Bindley Western executives, who own approximately 20 percent of the outstanding common stock, have agreed to vote in favor of the merger transaction. Upon completion of the transaction, William E. Bindley, 60, Bindley Western's founder, chairman, chief executive officer and president, will join Cardinal Health's board of directors, which will increase its membership to fourteen.

"This merger is a great fit, both operationally and culturally," said Cardinal Health Chairman and Chief Executive Officer Robert D. Walter. "We expect the transaction to be accretive to Cardinal's earnings per share immediately without consideration of any synergies. There are substantial synergies in the areas of facilities rationalization, elimination of redundant overhead, improved inventory and capital usage, and expanded product merchandising. We believe that synergies should exceed $100 million on an annualized basis by the end of the third year following the completion of the merger."

"The outstanding financial discipline and record of performance of our independent companies give us confidence in our future together, and so we reaffirm Cardinal Health's objective of long-term growth in EPS of 20 percent," Walter said.

"There is a natural fit between our organizations that should facilitate a smooth integration," Walter added. "Like Cardinal Health, Bindley Western has a history of being entrepreneurial and innovative in pursuing new ventures. This is a combination of companies with complementary strengths and customer mixes. Our headquarters are only about 175 miles apart, and Bill Bindley and I have known each other for years. Our cultures will meld together well."

"We look forward to joining the Cardinal Health team," William E. Bindley said. "Our strong service orientation, experienced sales teams and solid relationships with pharmacy providers will complement Cardinal's existing strengths in these areas. We have created substantial value for our associates and shareholders over the past five years and are excited about the opportunity to continue this trend as part of Cardinal Health. Cardinal shares our commitment to long-term growth and customized service in health care. This transaction will bring expanded career opportunities for our people, and our customers will benefit from access to a significantly broader line of products and services as well as a sophisticated, established e-commerce infrastructure."

Indianapolis-based Bindley Western serves independent and retail chain pharmacies, hospitals, clinics, HMOs, and other managed-care organizations from 16 distribution facilities operating in 14 states. It also operates 32 nuclear pharmacies. The company employs about 2,000 people and produces annual operating revenues of about $6 billion, excluding bulk deliveries to chain warehouses.

CARDINAL HEALTH, BINDLEY WESTERN
PAGE 3

                                    --more--
Bindley Western will bring to Cardinal Health a strong position in pharmaceutical distribution sales to the federal government as well as a substantial presence in the area of nuclear medicine -- a fast growing field of patient care that Cardinal does not serve today. Through its subsidiary, Central Pharmacy Services, Inc., Bindley Western operates nuclear pharmacies that prepare unit-dose pharmaceuticals using radioactive materials.

Upon completion of the transaction, Bindley Western will be included in Cardinal Health's pharmaceutical distribution and provider services segment, which reported annual operating revenues of approximately $19 billion at June 30, 2000. Keith W. Burks, president of Bindley Western Drug Company and Fred P. Burke, president and chief executive officer of Bindley Western's Central Pharmacy Services, Inc., will join Cardinal Health and continue in their leadership roles.

"We are very pleased to welcome Keith, Fred and their teams to Cardinal Health," said James F. Millar, president and chief operating officer of Cardinal Health's pharmaceutical distribution and medical products businesses. "Their commitment to continue to lead these businesses gives us added confidence in our ability to combine our resources to create exciting new ways to help customers improve quality and efficiency in pharmaceutical care.

"Cardinal can help Bindley Western grow," added Millar, "by providing access to capital, improving inventory efficiencies, and broadening sales through Cardinal Health's numerous cross-selling initiatives. We will be able to take costs out of the pharmaceutical supply chain by driving greater volumes through the advanced and highly automated distribution network of the combined companies. The merger will enable Cardinal to generate substantial synergies as teams from both companies work together to identify opportunities for systems efficiencies and other consolidation. We will aggressively pursue synergies where we can bring greater value to customers as a result."

Cardinal Health, Inc. (www.cardinal.com) is a leading provider of products and services supporting the health-care industry. Cardinal Health companies develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care. The company, which is headquartered in Dublin, Ohio, employs more than 42,000 people on five continents and produces annualized revenues approaching $30 billion.

Bindley Western (www.bindley.com) provides a synergistic array of cost-effective pharmaceutical and supply channel management products. Customers include retail chain and independent pharmacies, supermarkets and mass retailers with their own pharmacies, hospitals, clinics, HMOs, and managed care organizations, all of which are dedicated to lowering the cost of health care and improving the quality of patient care.
                                    --more--

CARDINAL HEALTH, BINDLEY WESTERN
PAGE 4

WEBCAST TODAY

Cardinal Health and Bindley Western have scheduled a joint Internet "webcast" today to discuss this transaction. To access this discussion, please visit www.cardinal.com and follow directions to the company's Investor Center, or call in to the discussion at (212) 346-7446. The conference will begin at 10:30 a.m. Eastern Time today.

                  ---------------------------------------------

CARDINAL HEALTH, BINDLEY WESTERN
PAGE 4


EXCEPT FOR HISTORICAL INFORMATION, ALL OTHER INFORMATION IN THIS NEWS RELEASE CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INCLUDE FINANCIAL PROJECTIONS AND ESTIMATES AND THEIR UNDERLYING ASSUMPTIONS; STATEMENTS REGARDING PLANS, OBJECTIVES AND EXPECTATIONS WITH RESPECT TO FUTURE OPERATIONS, PRODUCTS AND SERVICES; AND STATEMENTS REGARDING FUTURE PERFORMANCE OF CARDINAL HEALTH, INC., BINDLEY WESTERN INDUSTRIES, INC. AND THE COMBINED COMPANY AFTER COMPLETION OF THE PROPOSED MERGER TRANSACTION. THE FORWARD-LOOKING INFORMATION AND STATEMENTS IN THIS NEWS RELEASE ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, MANY OF WHICH ARE DIFFICULT TO PREDICT AND GENERALLY BEYOND THE CONTROL OF CARDINAL HEALTH AND BINDLEY WESTERN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED, ANTICIPATED OR IMPLIED. THESE RISKS AND UNCERTAINTIES INCLUDE THOSE DISCUSSED OR IDENTIFIED IN THE PUBLIC FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) MADE BY CARDINAL HEALTH AND BINDLEY WESTERN; RISKS AND UNCERTAINTIES WITH RESPECT TO THE PARTIES' EXPECTATIONS REGARDING THE TIMING, COMPLETION AND ACCOUNTING AND TAX TREATMENT OF THE MERGER, THE VALUE OF THE MERGER CONSIDERATION, GROWTH OPPORTUNITIES, EARNINGS ACCRETION, COST SAVINGS, REVENUE ENHANCEMENTS, SYNERGIES AND OTHER BENEFITS ANTICIPATED FROM THE TRANSACTION; THE COSTS AND EFFECTS OF GOVERNMENT REGULATION AND LEGAL AND ADMINISTRATIVE PROCEEDINGS AND DIFFICULTIES RELATED TO INTEGRATING THE BUSINESSES, AND THE EFFECT OF ANY CHANGES IN CUSTOMER AND SUPPLIER RELATIONSHIPS, GENERAL CONSUMER PERCEPTIONS OF HEALTH-RELATED CONCERNS OR THE DISTRIBUTION OUTSOURCING PATTERN FOR HEALTH-CARE PRODUCTS AND/OR SERVICES AND OF GENERAL ECONOMIC CONDITION SUCH AS CHANGES IN INTEREST RATES AND THE PERFORMANCE OF THE FINANCIAL MARKETS, CHANGES IN DOMESTIC AND FOREIGN LAWS, REGULATIONS AND TAXES, CHANGES IN COMPETITION AND PRICING ENVIRONMENTS, AND GENERAL MARKET AND INDUSTRY CONDITIONS.

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF STOCKHOLDERS OF BINDLEY WESTERN IN CONNECTION WITH THE PROPOSED MERGER, AND THEIR INTERESTS IN THE SOLICITATION, ARE SET FORTH IN A SCHEDULE 14A FILED ON DECEMBER 4, 2000 WITH THE SEC. CARDINAL HEALTH AND BINDLEY WESTERN WILL BE FILING A PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. INVESTORS WILL BE ABLE TO OBTAIN THE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEB SITE (WWW.SEC.GOV). IN ADDITION, DOCUMENTS FILED WITH THE SEC BY CARDINAL HEALTH MAY BE OBTAINED FREE OF CHARGE BY CONTACTING CARDINAL HEALTH, INC., 7000 CARDINAL PLACE, DUBLIN, OHIO 43017, (614) 757-5000. DOCUMENTS FILED WITH THE SEC BY BINDLEY WESTERN WILL BE AVAILABLE FREE OF CHARGE BY CONTACTING BINDLEY WESTERN INDUSTRIES, INC., 8909 PURDUE ROAD, INDIANAPOLIS, INDIANA 46268, (317) 704-4000. INVESTORS SHOULD READ THE PROXY

STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

                                    --more--


                               MERGER FACT SHEET

CARDINAL HEALTH, INC.
--------------------
Headquarters:                  Dublin, Ohio
Trading Symbol:                NYSE: CAH
Year Founded:                  1971
Business:                      A leading provider of a broad range of
                                 products and services supporting the
                                 health-care industry
Distribution Facilities        Pharmaceutical -- 25
                               Medical Surgical -- 77
                               Specialty -- 3
Employees                      >42,000
Fiscal Year-end                June 30
Senior Executives              Robert D. Walter, Chairman and Chief
                                Executive Officer
                               James F. Millar, President and Chief
                                Operating Officer, Pharmaceutical
                                Distribution and Medical Products
                                Businesses

Financial Highlights:          (For Fiscal Year Ended 6/30/00)
--------------------
Operating Revenue(1)           $25.2 billion, up 17% from prior year
Gross Margin                   $2.9 billion, 11.5% of Operating Revenue
S, G & A Expenses              $1.6 billion, 6.5% of Operating Revenue
Operating Income(2)            $1.3 billion, 5.0% of Revenue
Net Income(2)                  $730 million, 2.9% of Revenue
Diluted EPS(2)                 $2.57
Cash & Equivalents             $505 million
Total Assets                   $10.3 billion
Debt                           $1.5 billion
Shareholders' Equity           $4.0 billion
Net Debt/Total Capital         20%
Average Diluted
  Shares Outstanding           284.4 million
Operating Cash Flow            $638 million
Annual Return to Share-
  holders (as of 11/30/00)     5-Year: 33.2%, 10-Year:  29.5%
Market Capitalization
     (as of 12/1/00)           $27.8 billion

CARDINAL HEALTH, BINDLEY WESTERN
Page 6



(1) Excludes revenue from bulk deliveries to chain warehouses.
(2) Excluding special charges.

                                    --more--
BINDLEY WESTERN INDUSTRIES, INC.

Headquarters:                  Indianapolis, Indiana
Trading Symbol:                NYSE: BDY
Year Founded:                  1968
Business:                      A Fortune 500 company that provides a
                                   synergistic array of cost effective
                                   pharmaceutical and supply channel
                                   management products and services.
Distribution Facilities        Pharmaceutical -- 16, Nuclear Pharmacy -- 32
Employees                      >2000
Fiscal Year-end                December 31
Senior Executives              William E. Bindley, Chairman, CEO &
                                   President
                               Keith W. Burks, Executive Vice President,
                                   President, Bindley Western Drug Company

Financial Highlights:          (For Twelve Months Through 6/30/00 -- Unaudited)
---------------------
Operating Revenue(1)           $5.8 billion, up 28% from prior year
Gross Margin                   $247 million, 4.2% of Operating Revenue
S, G & A Expenses              $149 million, 2.6% of Operating Revenue
Operating Income(2)            $98 million, 1.7% of Operating Revenue
Net Income(2)                  $42 million, .7% of Operating Revenue
Diluted EPS(2)                 $1.16
Cash & Equivalents             $83 million
Total Assets                   $1.7 billion
Debt                           $318 million
Shareholders' Equity           $426 million
Net Debt/Total Capital         36%
Average Diluted
  Shares Outstanding           36.2 million
Operating Cash Flow            $114 million
Annual Return to Share-
  holders (as of 11/30/00)     5-Year: 38.7%, 10-Year:  24.4%
Market Capitalization
  (as of 12/1/00)               $1.2 billion


(1) Excludes revenue from bulk deliveries to chain warehouses.

CARDINAL HEALTH, BINDLEY WESTERN
PAGE 7

(2) Excluding special charges. SOURCE Cardinal Health, Inc.


                                       ###